Exhibit 10.51

April 3, 2017

Telcare Medical Supply, LLC.

150 Baker Avenue, Ext #300

Concord MA 01742

VIA ELECTRONIC MAIL

Re: Agreement to Convert – Promissory Note

Gentlemen/Ladies:

You are being sent this letter as you are currently the holder of an Amended and Restated Non-Negotiable Promissory Note dated February 28, 2017 (the “Note”) issued by ActiveCare, Inc. (the “Company”) in the original principal amount of $2,523,937.48 (“Original Principal Amount”). As of March 31, 2017, you are owed remaining principal of $1,773,937.48 (“Principal Amount”), along with accrued interest of $3,674.50 through March 31, 2017 (the “Interest Amount” and, together with the Principal Amount, the “Note Obligation”). As an incentive to the requested conversion as set forth below, the Company has agreed increase the Note Obligation by the sum of $502,388.02 (the “Incentive Amount”) resulting in an aggregate Note Obligation of $2,280,000 (the “Total Note Obligation”).

Our Current Financing

As you may be aware, the Company is currently in the process of pursuing a public offering of its securities to raise up to $19,550,000 and list its securities onto the NASDAQ (the “Offering”). The Company has filed a registration statement on Form S-1 related to the Offering which is being led by Joseph Gunnar & Co (the “Underwriter”). The Company believes that attaining and maintaining the listing of our Common Stock on NASDAQ is in the best interests of our Company and its stockholders, because if listed on NASDAQ, the Company believes that the liquidity in the trading of its Common Stock could be significantly enhanced, which could result in an increase in the trading price and may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. The Company is therefore contacting you and other holders of debt and preferred stock, to request holders to convert their holdings into Common Stock.

What We Need From You

By executing and delivering this letter, you will hereby agree to automatically convert upon closing of the Offering (the “Automatic Conversion”), the Total Note Obligation into restricted shares of Common Stock at a conversion price equal to the combined price per share and warrant paid by investors in the Offering (the “Conversion Price”). By way of example, in the event the Total Note Obligation is $2,280,000 and the Conversion Price is $5.00, then the terms of the Automatic Conversion shall result in the issuance of 456,000 shares of Common Stock to you. Upon the triggering of Automatic Conversion, the Company shall send you prompt written notice (the “Automatic Conversion Notice”) specifying the Conversion Price and date upon which such conversion was effective (the “Effective Date”) and the number of shares of Common Stock to be issued to you upon conversion. The Automatic Conversion Notice will also contain instructions on surrendering to the Company your original Note; provided, however, the Automatic Conversion shall be effective on the Effective Date whether or not you surrender the Note, which shall be null and void on the Effective Date.

By your agreement and acknowledgment below, this Letter Agreement shall serve as written confirmation that:

(a)                You agree to the terms of the Automatic Conversion.

(b)               You acknowledge and agree that, upon conversion of the Note on the Effective Date, you waive your rights under the Note with respect to Company’s defaults, events of default or failure to comply with covenants, if any, arising therefrom through the date hereof.

(c)                You acknowledge and agree that legends will be placed on the certificates representing the shares of Common Stock to be issued to you upon the Automatic Conversion to the effect that such securities have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s books. You further acknowledge and agree that the holding period for purposes of Rule 144 with respect to the shares of Common Stock to be issued to you upon the Automatic Conversion shall commence upon the Effective Date and agree that you will not hereinafter take any contrary positions with respect to tacking your holding period to earlier periods, including without limitation, the date of the Note.

(d)               You acknowledge and agree that notwithstanding anything contained herein, in the event the Offering is not consummated on or before April 30, 2017, this Letter Agreement will terminate and shall be of no further force and effect, the Note will continue in effect as in effect on the date hereof and the Incentive Amount will not be added to the Note Obligation.

By signing below, this Letter Agreement shall serve as written confirmation that you have reviewed this Letter Agreement (and consulted with your legal and tax advisors to the extent you deemed necessary) and agree to the terms and conditions of the Automatic Conversion as described herein. Upon the Effective Date of such conversion, you understand that you will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Note.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. In addition, you hereby represent that you meet the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended and that you have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary in connection with the matters set forth in this Letter Agreement including, without limitation, information concerning the financial condition, results of operations, capitalization and business of the Company deemed relevant by you or your advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to your full satisfaction. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to choice of law principles. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This letter evidences waiver by the undersigned with respect to any and all defaults or events of default by the Company with respect to any failure by the Company to comply with any covenants contained in the Note.

Nothing contained herein shall have any effect on other agreements that are in effect between you and the Company including without limitation that certain Product Agreement dated March 21, 2016 which remains in full force and effect.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement.

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Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,

ACTIVECARE, INC.

By: ___________________________
Name: Jeffrey Peterson
Title: Chief Executive Officer

Date: _________________

ACCEPTED AND AGREED:

TELCARE MEDICAL SUPPLY, LLC

___________________________
Name:
Title:

Date: _____________________